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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Trico Marine Services, Inc. on Form S-8 (SEC File Nos. 333-07149 and 333-44221) of our reports dated February 15, 2000, on our audits of the consolidated financial statements and financial statement schedule of Trico Marine Services, Inc. and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which reports are included in this Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 28, 2000